EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement with respect to the shares of Common Stock of Seahawk Drilling, Inc., dated as of September 3, 2009, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: September 3, 2009

MHR INSTITUTIONAL PARTNERS III LP

By:   MHR Institutional Advisors III LLC,

its General Partner

By:   /s/ Hal Goldstein

Name:   Hal Goldstein

Title:   Vice President

MHR INSTITUTIONAL ADVISORS III LLC

By:   /s/ Hal Goldstein

Name:   Hal Goldstein

Title:   Vice President

MHR FUND MANAGEMENT LLC

By:   /s/ Hal Goldstein

Name:   Hal Goldstein

Title:   Managing Principal

MARK H. RACHESKY, M.D.

By:   /s/ Hal Goldstein, Attorney in Fact